The following certification is provided by the undersigned Principal Executive Officer and Principal
Financial Officer of Registrant on the basis of such officers knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002.

Certification

In connection with the Series One and American Growth Cannabis Fund Annual Report of American
Growth Fund, Inc. (the Registrant) on Form N-CSR for the 6 months ended January 31, 2019, as filed with the Securities and Exchange Commission on November 19, 2020 (the Report), I, Timothy E. Taggart,
Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certify, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange
Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 11/19/2020 /s/ Timothy E. Taggart Timothy E Taggart

Principal Executive Officer of American Growth Fund, Inc.

Principal Financial Officer of American Growth Fund, Inc.

________________________________________________________________________________________________________________ 1636 Logan Street, Denver, CO 80203w 800.525.2406w 303.626.0600w Fax:303.626.0614